Exhibit 10.17

Private & Confidential

DATED 23 April 2014

SECOND SUPPLEMENTAL DEED

relating to a

US$272,500,000 Loan

to

GAS-THREE LTD.

and

GAS-FOUR LTD.

arranged by

DNB BANK ASA

and

THE EXPORT-IMPORT BANK OF KOREA

with

DNB BANK ASA

as Agent

DNB BANK ASA

as Security Agent

Contents

Clause		Page

1	Definitions	2

2	Agreement of the Lenders and Agent	3

3	Amendments to Principal Agreement	3

4	Representations and warranties	7

5	Conditions	7

6	Finance Documents	8

7	Costs and expenses	8

8	Miscellaneous and notices	8

9	Applicable law	8

Schedule 1 Documents and evidence required as conditions precedent		10

Schedule 2 Form of Effective Date Notice		12

THIS SECOND SUPPLEMENTAL DEED is dated	2014 and made BETWEEN:

(1)	GAS-THREE LTD. and GAS-FOUR LTD. each of the addresses set out in Schedule 1 to the Facilities Agreement as Borrowers;

(2)	GASLOG LTD. of the address set out in Schedule 1 to the Facilities Agreement as GasLog;

(3)	GASLOG CARRIERS LTD. of the address set out in Schedule 1 to the Facilities Agreement as GasLog Carriers (and together with GasLog, the Guarantors);

(4)	GASLOG LNG SERVICES LTD. of the address set out in Schedule 1 to the Facilities Agreement as Manager;

(5)	THE EXPORT-IMPORT BANK OF KOREA and DNB BANK ASA each of the addresses set out in Schedule 1 to the Facilities Agreement as Arrangers;

(6)	THE FINANCIAL INSTITUTION of the address set out in Schedule 1 to the Facilities Agreement as the original Commercial Facility Lender;

(7)	THE FINANCIAL INSTITUTION of the address set out in Schedule 1 to the Facilities Agreement as the original KEXIM Facility Lender;

(8)	DNB BANK ASA of the address set out in Schedule 1 to the Facilities Agreement as Hedging Provider;

(9)	DNB BANK ASA of the address set out in Schedule 1 to the Facilities Agreement as Bookrunner;

(10)	DNB BANK ASA of the address set out in Schedule 1 to the Facilities Agreement as Agent; and

(11)	DNB BANK ASA of the address set out in Schedule 1 to the Facilities Agreement as Security Agent.

WHEREAS:

(A)	This Deed is supplemental to an agreement dated 14 March 2012 as supplemented and amended by a first supplemental deed dated 30 July 2012 (but having effect from 30 June 2012) (the Principal Agreement) and made between, inter alios, (1) the Borrowers, (2) the Lenders, (3) the Hedging Provider, (4) the Bookrunner, (5) the Agent and (6) the Security Agent, whereby the Lenders agreed to make available to the Borrowers, as joint and several borrowers, loan facilities of up to $272,500,000 upon the terms and subject to the conditions therein contained.

(B)	By a waiver and consent request dated 28 March 2014 (the Waiver and Consent Request) and a further waiver and consent request supplemental thereto dated 2 April 2013, the Borrowers have requested the Lenders to (1) permit the disposal by GasLog Carriers, and the acquisition, directly or indirectly, by GPHL of the shares in the Borrowers (the Sale), (2) waive any potential breaches of or defaults under the Finance Documents arising from, in connection with or which may occur by implementation (and, in the case of the MLP, formation and/or operation) of, the Sale or the MLP and the agreements referred to in paragraph 3 and at appendix A of the Waiver and Consent Request (including, without limitation, pursuant to clauses 19.6 (Merger) and 26.7 (Contracts and arrangements with Affiliates) of the Principal
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Agreement), (3) approve the New Management Agreements and (4) amend the Principal Agreement on the terms set out in this Deed.

NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Deed.

1.2	Definitions

In this Deed, unless the context otherwise requires:

Deed of Release means the deed of release executed or (as the context may require) to be executed by the Security Agent pursuant to which the Security Agent shall release the Share Security granted by GasLog Carriers.

Effective Date means the date specified in the Effective Date Notice.

Effective Date Notice means the notice to be signed by the Agent in accordance with Clause 5.1 in the form set out in Schedule 2.

Facilities Agreement means the Principal Agreement as amended, supplemented and waived by this Deed.

GPHL means GasLog Partners Holdings LLC of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

GPHL Guarantee means the guarantee executed or (as the context may require) to be executed by GPHL in favour of the Security Agent in the agreed form.

MLP means GasLog Partners LP of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

MLP IPO Closing Date means the date of the closing of the initial public offering of the common units in the MLP.

New Management Agreements means the agreements in the agreed form made or (as the context may require) to be made between each of the Borrowers and the Manager (as commercial manager and technical manager) pursuant to which the Manager shall agree to continue to commercially and technically manage the Ships following the Effective Date.

New Share Security means each document containing a first Security Interest by GPHL in favour of the Security Agent in the agreed form in respect of all of the shares in the Borrowers.

Relevant Parties means each Borrower, the Guarantors, the Manager, MLP and GPHL or, where the context so requires or permits, means any or all of them.

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1.3	Principal Agreement

References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended, waived and/or supplemented by this Deed and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Construction

Clauses 1.2 (Construction), 1.3 (Third party rights) and 1.4 (Finance Documents) of the Facilities Agreement and any other provision of the Facilities Agreement which, by its terms, purports to apply to all of the Finance Documents and/or any Obligor shall apply to this Deed as if set out in it but with all necessary changes and as if references in the provision to Finance Documents referred to this Deed. This Deed is a Finance Document.

2	Agreement of the Lenders and Agent

The Lenders and the Agent, relying upon the representations and warranties on the part of each of the Borrowers, the Guarantors and the Manager contained in clause 4, agree with the Borrowers that, subject to the terms and conditions of this Deed and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before the MLP IPO Closing Date (provided that the MLP IPO Closing Date occurs no later than 15 July 2014 (or such later date as the Agent, acting on the instructions of the Lenders, may agree)) of the conditions contained in clause 5 and Schedule 1, the Agent and the Lenders:

(a)	agree to the Sale;

(b)	waive any potential breaches of or defaults or Events of Default under the Finance Documents arising from, in connection with or which may occur by implementation (and in the case of the MLP, formation) of, the Sale or the MLP or the agreements referred to at paragraph 3 of and Appendix A to the Waiver and Consent Request (including pursuant to clauses 19.6 (Merger) and 26.7 (Contracts and arrangements with Affiliates) of the Facilities Agreement) provided that the above waiver in relation to clause 26.7 shall not apply to (i) the offer and sale by MLP to the public of common units in the initial public offering of the common units in the MLP or (ii) any transaction effected after the closing of such offer and sale;

(c)	permit the Security Agent to execute and deliver the Deed of Release;

(d)	approve the New Management Agreements; and

(e)	agree to the amendment of the Principal Agreement on the terms set out in clause 3 (Amendments to Principal Agreement).

3	Amendments to Principal Agreement

3.1	Amendments

The Principal Agreement shall, with effect on and from the Effective Date, be (and is hereby) amended in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

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(a)	new definitions of “GPHL” and “GPHL Guarantee” shall be inserted in clause 1.1 (Definitions) of the Principal Agreement reading as follows:

“GPHL means GasLog Partners Holdings Ltd. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

GPHL Guarantee means the guarantee to be executed by GPHL in favour of the Security Agent in the agreed form.”;

(b)	the definitions of “Guarantees” and “Guarantors” in clause 1.1 (Definitions) of the Principal Agreement shall be deleted and replaced as follows:

“Guarantees means the GasLog Guarantee, the GasLog Carriers Guarantee, the GPHL Guarantee and, if an MLP Guarantee is provided pursuant to clause 19.14 (MLP), the MLP Guarantee and Guarantee means any of them.

Guarantors means persons acceptable to the Lenders at their discretion which may now or at any time throughout the Facility Period guarantee the obligations and liabilities of the Borrowers to the Lenders and the Hedging Provider (including, without limitation, GasLog, GasLog Carriers, GPHL and, if an MLP Guarantee is provided pursuant to clause 19.14 (MLP), MLP).”;

(c)	the definition of “IPO Change of Control” in clause 1.1 (Definitions) of the Principal Agreement shall be deleted and replaced with:

“IPO Change of Control occurs if, at any time after an IPO has been completed:

(a)	two or more persons acting in concert or any individual person (other than the current ultimate beneficial owners of the Counter Guarantors) (i) acquire, legally and/or beneficially and either directly or indirectly, in excess of 50% of the issued share capital (or equivalent) of GasLog or (ii) have the right or ability to control, either directly or indirectly, the affairs or the composition of the majority of the board of directors (or equivalent) of GasLog; or

(b)	the current ultimate beneficial owners of the Counter Guarantors cease to hold, in aggregate, legally and/or beneficially, and either directly or indirectly, at least:

(i)	until 28 March 2015, 20%; and

(ii)	from 28 March 2015 and at all other times thereafter, 15%, of the issued share capital of GasLog; or

(c)	GasLog ceases to control, directly or indirectly, the affairs or the composition of the board of directors (or equivalent) of the Borrowers or the Holding Company of the Borrowers,

in any case without the prior written consent of the Agent (acting with the authorisation of the Lenders).”;

(d)	a new definition of “MLP” shall be inserted in clause 1.1 (Definitions) of the Principal Agreement reading as follows:

“MLP means GasLog Partners LP of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.”;

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(e)	a new clause 1.2.1(g) (Construction) of the Principal Agreement shall be inserted reading as follows and each of the other sub-paragraphs of clause 1.2.1 (Construction) of the Principal Agreement shall be re-lettered accordingly:

“(g)	two or more persons are acting in concert if pursuant to an agreement or understanding (whether formal or informal) they actively co-operate, through the acquisition (directly or indirectly) of shares in GasLog or MLP (as applicable) by any of them, either directly or indirectly to obtain or consolidate control of GasLog or MLP (as applicable);”;

(f)	the words “GasLog Carriers” in the first line of clause 17.20 (Legal and beneficial ownership) of the Principal Agreement shall be deleted and replaced with the word “GPHL”;

(g)	a new clause 19.14 shall be inserted into the Principal Agreement as follows:

“MLP

19.14.1	The Borrowers undertake that they will promptly notify the Agent if (a) MLP grants a guarantee or indemnity in respect of Financial Indebtedness (whether actual or contingent) owed by Subsidiaries of MLP (any such Financial Indebtedness in respect of which MLP has granted a guarantee or indemnity or any Financial Indebtedness (whether actual or contingent) owed by MLP, being MLP Financial Indebtedness) (the persons (or a security agent or trustee on their behalf) to whom such MLP Financial Indebtedness is owed being Other MLP Finance Parties) and the Borrowers shall also confirm whether GasLog has also granted a guarantee or indemnity in favour of such Other MLP Finance Parties or (b) GasLog grants a guarantee or indemnity in favour of Other MLP Finance Parties in respect of MLP Financial Indebtedness, or (c) any financial covenants in respect of MLP are agreed or given in connection with any MLP Financial Indebtedness by MLP or any Subsidiary of MLP (MLP Financial Covenants).

19.14.2	If GasLog has provided a guarantee or indemnity (whether at or about the same time or previously) in respect of MLP Financial Indebtedness, the Borrowers shall procure that MLP will within 30 days of notice from the Agent requiring the same (a) execute in favour of the Security Agent a guarantee in form and substance reasonably satisfactory to the Agent provided that, to the extent such MLP Financial Indebtedness contains MLP Financial Covenants, any financial covenants contained in the guarantee to be granted by MLP in favour of the Security Agent shall be equivalent to such MLP Financial Covenants (the MLP Guarantee) and (b) deliver to the Agent such documents as the Agent may (acting on the instructions of the Lenders, acting reasonably) require, including (without limitation) any and all corporate authorisations for MLP of the nature described in Schedule 3, Part 1, paragraph 1 (Original Obligors’ corporate documents) and any legal opinions, in each case, reasonably required by the Agent.

19.14.3	If any MLP Financial Indebtedness is entered into in circumstances where GasLog has not provided a guarantee or indemnity, the Borrowers shall procure that MLP will, subject to the proviso hereto, within 30 days of notice from the Agent requiring the same (a) execute in favour of the Security
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Agent the MLP Guarantee (containing financial covenants equivalent to any MLP Financial Covenants given in connection with such MLP Financial Indebtedness) and (b) deliver to the Agent such documents as the Agent may (acting on the instructions of the Lenders, acting reasonably) require, including (without limitation) any and all corporate authorisations for MLP of the nature described in Schedule 3, Part 1, paragraph 1 (Original Obligors’ corporate documents) and any legal opinions, in each case, reasonably required by the Agent, Provided always that the Security Agent shall, within two Business Days of MLP granting the MLP Guarantee, release the GasLog Guarantee and the GasLog Carriers Guarantee.

19.14.4	If, following the granting of the MLP Guarantee and release of the GasLog Guarantee and the GasLog Carriers Guarantee in accordance with clause 19.14.3, the Agent receives a notification by the Borrowers under clause 19.14.1(b) (or becomes otherwise aware that GasLog has granted a guarantee or indemnity in favour of Other MLP Finance Parties), the Borrowers shall procure that GasLog and GasLog Carriers will within 30 days of notice from the Agent requiring the same (a) execute in favour of the Security Agent a guarantee in form and substance reasonably satisfactory to the Agent and (b) deliver to the Agent such documents as the Agent may (acting on the instructions of the Lenders, acting reasonably) require, including (without limitation) any and all corporate authorisations for GasLog and GasLog Carriers of the nature described in Schedule 3, Part 1, paragraph 1 (Original Obligors’ corporate documents) and any legal opinions, in each case, reasonably required by the Agent.”;

(h)	clause 28.23.3 of the Principal Agreement shall be deleted and replaced as follows:

“At any time:

(a)	any Borrower ceases to be a wholly-owned subsidiary of GPHL;

(b)	GPHL ceases to be a wholly-owned subsidiary of MLP;

(c)	GasLog Partners GP LLC ceases to be a wholly-owned subsidiary of GasLog;

(d)	two or more persons (other than GasLog or its Affiliates) acting in concert or any individual person (other than GasLog or its Affiliates) (i) acquire, legally and/or beneficially and either directly or indirectly, in excess of 35 per cent of the total equity of MLP or (ii) have the right or ability to control, either directly or indirectly, the affairs or the composition of the majority of the board of directors (or equivalent) of MLP;

(g)	GasLog ceases to own legally and beneficially, and either directly or indirectly, at least 35 per cent of the total equity of MLP; or

(e)	GasLog Partners GP LLC ceases to be the general partner of MLP.”.

3.2	Continued force and effect

Save as amended by this Deed, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Deed shall be read and construed as one instrument.

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4	Representations and warranties

Each of the Borrowers, the Guarantors and the Manager represents and warrants for the benefit of each Finance Party, each in respect of itself, that the following statements shall, on the date of this Deed and the Effective Date, be true and accurate as if made with reference to the facts and circumstances existing on such date:

(a)	each of the Repeating Representations are true and correct (save that in relation to clause 17.20 (Legal and beneficial ownership) of the Principal Agreement or, as the case may be, clause 17.20 of the Facilities Agreement, such Repeating Representation shall, on the date of this Deed, be made in respect of clause 17.20 (Legal and beneficial ownership) of the Principal Agreement and on the Effective Date, in respect of clause 17.20 (Legal and beneficial ownership) of the Facilities Agreement);

(b)	it is duly incorporated as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets; and

(c)	it has power to execute, deliver and perform its obligations under this Deed and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same.

5	Conditions

5.1	Documents, evidence and Effective Date Notice

(a)	The agreement of the Lenders and the Agent referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in Schedule 1 in form and substance satisfactory to the Agent.

(b)	On, or prior, to the MLP IPO Closing Date, the Agent shall sign the Effective Date Notice and specify the Effective Date to be the MLP IPO Closing Date, provided that (i) the Agent has received the documents and evidence specified in Clause 5 and Schedule 1 in a form and substance satisfactory to it and (ii) the MLP IPO Closing Date occurs no later than 15 July 2014 (or such later date as the Agent acting on the instructions of the Lenders may agree).

5.2	General conditions precedent

The agreement of the Lenders and the Agent referred to in clause 2 shall be further subject to:

(a)	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

(b)	no Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Finance Parties and may be waived by the Agent (acting on the instructions of the Lenders) in whole or in part with or without conditions.

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6	Finance Documents

Each of the Borrowers, the Guarantors and the Manager confirms its consent to the amendments to the Principal Agreement contained in this Deed and each of the Borrowers, the Guarantors and the Manager further acknowledges and agrees, for the avoidance of doubt, that:

(a)	each of the other Finance Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Deed; and

(b)	with effect from the Effective Date, references to the “Facilities Agreement” in any of the other Finance Documents to which it is a party shall henceforth be reference to the Principal Agreement as amended by this Deed and as from time to time hereafter amended.

7	Costs and expenses

For the avoidance of doubt, clause 16 of the Facilities Agreement shall apply in respect of all reasonably incurred costs and expenses of the Finance Parties in connection with this Deed.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 37 of the Principal Agreement shall apply to this Deed if set out herein.

8.2	Counterparts

This Deed may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9	Applicable law

9.1	Governing law

This Deed and any non-contractual obligations connected with it are governed by English law.

9.2	Jurisdiction of English courts

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This clause 9.2 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

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This Deed has been duly executed and delivered as a deed on the date stated at the beginning of this Deed.

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Schedule 1
Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Relevant Parties’ corporate documents

(a)	A copy of the Constitutional Documents of MLP and GPHL (and confirmation from an officer of each other Relevant Party that no changes have been made to the Constitutional Documents of each other Relevant Party from the copies previously provided to the Agent).

(b)	A copy of a resolution of the board of directors of each Relevant Party (or any committee of such board empowered to approve and authorise the following matters):

(i)	approving and/or ratifying the terms of, and the transactions contemplated by, this Deed, the GPHL Guarantee and the New Share Security (Relevant Documents) to which it is a party and resolving that it execute the Relevant Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Relevant Documents on its behalf and/or ratifying the execution of the Relevant Documents; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Relevant Documents to which it is a party and/or ratifying the signing and/or despatch of all such documents and notices.

(c)	If applicable, a copy of a resolution of the board of directors of the relevant company, establishing any committee referred to in paragraph (b) above and conferring authority on that committee.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e)	(If required under the Constitutional Documents of the Relevant Parties or Marshall Islands or Bermudian law), a copy of a resolution signed by all the holders of the issued shares in each Relevant Party, approving the terms of, and the transactions contemplated by, the Relevant Documents to which such Relevant Party is a party.

(f)	A copy of any power of attorney under which any person is to execute any of the Relevant Documents on behalf of any Relevant Party.

(g)	A certificate of an authorised signatory of each Relevant Party certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Deed and that any such resolutions or power of attorney have not been revoked.

2	Legal opinions

(a)	A legal opinion of Norton Rose Fulbright LLP, London addressed to the Arrangers, the Security Agent and the Agent and for the benefit of all the Finance Parties on matters of English law, substantially in the form approved by the Agent prior to signing this Deed.
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(b)	A legal opinion of the legal advisers to the Arrangers, the Security Agent and the Agent in each jurisdiction in which each Relevant Party is incorporated or which is required by the Lenders in substantially in the form approved by the Agent prior to signing this Deed.

3	Other documents and evidence

(a)	Evidence that any process agent referred to in the Relevant Documents has accepted its appointment.

(b)	Evidence satisfactory to the Agent that the Repeating Representations are true and correct (save that in relation to clause 17.20 (Legal and beneficial ownership) of the Principal Agreement or, as the case may be, clause 17.20 of the Facilities Agreement, such Repeating Representation shall, on the date of this Deed, be made in respect of clause 17.20 (Legal and beneficial ownership) of the Principal Agreement and on the Effective Date, in respect of clause 17.20 (Legal and beneficial ownership) of the Facilities Agreement).

(c)	A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

4	New Management Agreements

A copy, certified by an approved person to be a true and complete copy, of the New Management Agreements.

5	“Know your customer” information

Such documentation and information in respect of the Relevant Parties as any Finance Party may reasonably request through the Agent to comply with “know your customer” or similar identification procedures under all laws and regulations applicable to that Finance Party.

6	New Share Security

(a)	Approval of the arrangements for completion of the Sale.

(b)	Evidence satisfactory to the Agent that all of the shares in the Borrowers are legally and beneficially owned by GPHL.

(c)	The New Share Security in respect of the Borrowers duly executed by GPHL together with all letters, transfers, certificates and other documents required to be delivered under the New Share Security.

7	Guarantee

The GPHL Guarantee to be executed by GPHL.

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Schedule 2
Form of Effective Date Notice

To:	GAS-three Ltd. GAS-four Ltd.

Second Supplemental Deed dated [•] 2014 (the “Deed”) relating to a US$272,500,000 loan to GAS-three Ltd. and GAS-four Ltd.

In accordance with clause 5.1 of the Deed, we confirm that the Effective Date is [•] 2014.

This is the Effective Date Notice under (and as defined in) the Deed.

for and on behalf of
DNB BANK ASA
as Agent

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BORROWERS

EXECUTED as a DEED by	)
for and on behalf of	)
GAS-three Ltd.	)	Authorised Signatory

in the presence of

Witness
Name:

Address:

Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
GAS-four Ltd.	)	Authorised Signatory

in the presence of

Witness
Name:

Address:

Occupation:

GUARANTORS

EXECUTED as a DEED by	)
for and on behalf of	)
GasLog Ltd.	)

in the presence of

Witness
Name:

Address:

Occupation:
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EXECUTED as a DEED by	)
for and on behalf of	)
GasLog Carriers Ltd.	)

in the presence of

Witness
Name:

Address:

Occupation:

MANAGER

EXECUTED as a DEED by	)
for and on behalf of	)
GasLog LNG Services Ltd.	)

in the presence of

Witness
Name:

Address:

Occupation:
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FINANCE PARTIES

EXECUTED as a DEED by	)
for and on behalf of	)
DNB BANK ASA	)
(as Agent, Security Agent, Original	)
Commercial Lender, Arranger, Hedging	)
Provider and Bookrunner))		Authorised Signatory

in the presence of

Witness
Name:

Address:

Occupation:

EXECUTED as a DEED by	)
for and on behalf of	)
THE EXPORT-IMPORT BANK OF KOREA	)
(as Original KEXIM Lender and Arranger))		Authorised Signatory

in the presence of

Witness
Name:

Address:

Occupation:
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